Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 9, 2024, relating to the consolidated financial statements of Cognyte Software Ltd. and subsidiaries appearing in the Annual Report on Form 20-F of Cognyte Software Ltd. for the year ended January 31, 2025.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A firm in the Deloitte Global Network

Tel Aviv, Israel

April 2, 2025